EX 99.3



CHEFS INTERNATIONAL ANNOUNCES REJECTION OF REVISED
OFFER TO PURCHASE MINORITY SHAREHOLDERS' INTERESTS

FOR IMMEDIATE RELEASE
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POINT PLEASANT BEACH, NEW JERSEY, APRIL 19, 2004

Chefs International Inc. (OTC Bulletin Board: CHEF)(the "COMPANY") announced today that a special committee of its Board of Directors (the "COMMITTEE") had voted to recommend rejection of a revised offer by Lombardi Restaurant Group, Inc., a newly-organized entity owned by Robert Lombardi, Anthony Lombardi, Joseph Lombardi, Michael Lombardi and Stephen Lombardi (the "LOMBARDI BROTHERS") and their affiliates, to acquire all of the outstanding shares of the Company's Common Stock not owned by the Lombardi Brothers and their affiliates, for a cash purchase price of $2.50 per share. The Committee made its recommendation after careful consideration, including a review with its financial and legal advisors. In making its recommendation, the Committee concluded that the revised offer price was inadequate from a financial point of view as it did not adequately reflect the Company's value.